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                                                                     EXHIBIT 4.8

         SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 1999 (the "Second Supplemental Indenture"), among THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), the Subsidiary Guarantors party hereto (the "Subsidiary Guarantors"), and FIRST UNION NATIONAL BANK, as Trustee (the "Trustee") under the Indenture referred to below.
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                  The Company, the Subsidiary Guarantors and the Trustee are
parties to an Indenture, dated as of May 15, 1998, as supplemented by the Supplemental Indenture dated February 22, 1999 (as so supplemented, the "Indenture"), providing, among other things, for the authentication, delivery and administration of the Company's 10% Senior Notes Due 2008, Series B (the "Securities").

                  Pursuant to a Consent Solicitation dated April 30, 1999 (the "Consent Solicitation"), the Company has proposed certain amendments (the "Proposed Amendments") to the Indenture.

                  Pursuant to Section 9.02 of the Indenture, the Holders (as defined in the Indenture) of at least a majority of the outstanding principal amount of the Securities currently outstanding have approved such Proposed Amendments as described in this Second Supplemental Indenture.

                  The Company has directed the Trustee to execute and deliver this Second Supplemental Indenture in accordance with the terms of the Indenture.

                  In consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1

                                   Definitions

         SECTION 1.1 Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Second Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                             Amendments to Indenture

         SECTION 2.1 Amendments to Indenture. The Indenture is hereby amended as follows:



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                  (a) Section 1.01 of the Indenture is amended to add the
following definitions in proper alphabetical order:

                           (1) "`Stockholder Expenses' means the expenses incurred by or on behalf of Charlesbank Equity Fund IV, Limited Partnership and certain stockholders of the Company in the pursuit of the transactions contemplated by the Stock Purchase Agreement that the Company has agreed to be responsible for pursuant to the Stock Purchase Agreement."; and

                           (2) "`Stock Purchase Agreement' means the Stock Purchase Agreement, dated as of April 21, 1999, as amended from time to time, among Charlesbank Equity Fund IV, Limited Partnership, the Company and the stockholders of the Company party thereto."

                  (b) The definition of "Change of Control" in Section 1.01 of the Indenture is amended by adding the following clause at the end of clause (i) thereof: "provided, however, that a person shall not be deemed to be the `beneficial owner' (as defined in this clause (i)) of more than 50% of the total voting power of the Voting Stock of the Company solely by reason of such person having entered into a stockholders or similar agreement with a Permitted Holder;".

                  (c) The definition of "Permitted Holders" in Section 1.01 of the Indenture is amended in its entirety and replaced with the following:

                  "Permitted Holders" means Charlesbank Equity Fund IV, Limited Partnership, Charlesbank Equity Fund IV GP, Limited Partnership, Charlesbank Capital Partners, LLC, any other funds managed by Charlesbank Capital Partners, LLC, any person that, as of the date of closing of the transactions contemplated by the Stock Purchase Agreement, is a limited partner of Charlesbank Equity Fund IV, Limited Partnership, members of senior management of the Company that were employees of the Company on the date of closing of the transactions contemplated by the Stock Purchase Agreement, and any corporation, partnership or other entity a majority of the Voting Stock of which is owned by any of the foregoing.

                  (d) The definition of "Permitted Investment" in Section 1.01 of the Indenture is amended by replacing the current clause (viii) of such definition to read in its entirety as follows: "(viii) promissory notes issued by members of management of the Company and its Subsidiaries as payment for restricted shares of Capital Stock of the Company not to exceed $2.5 million in aggregate principal amount outstanding at any time;".

                  (e) Section 4.07 (Limitation on Affiliate Transactions) of the Indenture is amended by adding a new clause (ix) to subsection (b) of Section
4.07 which clause reads in its entirety as follows:

                  or (ix) the payment of, or reimbursement for, up to $1.35 million in the aggregate of Stockholder Expenses,



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and by replacing with a comma the word "or" in subsection (b) appearing after the word "Company" and before the roman numeral "(viii)."

                  SECTION 2.2 Notification to Holders. The Company shall notify the Holders in accordance with Section 9.02 of the Indenture of the execution of this Second Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Second Supplemental Indenture.

                  SECTION 2.3 Receipt by Trustee. In accordance with Section
11.04 of the Indenture, the parties acknowledge that the Trustee has received an Officers' Certificate and Opinion of Counsel as conclusive evidence that this Second Supplemental Indenture complies with the applicable requirements of the Indenture.

                                   ARTICLE III

                                  Miscellaneous

                  SECTION 3.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  SECTION 3.2 Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 3.3 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                  SECTION 3.4 Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture.

                  SECTION 3.5 Condition to Operative Effect. For purposes of Sections 9.02 and 9.04 of the Indenture only, this Second Supplemental Indenture shall have operative effect upon execution hereof by the Trustee, the Company and the Subsidiary Guarantors. For all other purposes, including Section 2.1 hereof, the operative effect of this Second Supplemental Indenture is conditioned upon the occurrence of the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of April 21, 1999, as amended from time to time, among the Company, Charlesbank Equity Fund IV, Limited Partnership and the stockholders of the Company party thereto.



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                  SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  SECTION 3.7 Headings. The headings of the Articles and the sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.




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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first above written.


                              THE J.H. HEAFNER COMPANY, INC.


                              By: /s/ William H. Gaither
                                  ----------------------------------------------
                                  Name: William H. Gaither
                                  Title: President and Chief Executive Officer


                              OLIVER & WINSTON, INC.,
                                   as a Subsidiary Guarantor


                              By: /s/ William H. Gaither
                                  ----------------------------------------------
                                  Name: William H. Gaither
                                  Title: President and Chief Executive Officer


                              By: /s/ Donald C. Roof
                                  ----------------------------------------------
                                  Name: Donald C. Roof
                                  Title: Sr. Vice President, Chief Financial
                                         Officer & Treasurer


                              THE SPEED MERCHANT, INC.,
                                   as a Subsidiary Guarantor


                              By: /s/ William H. Gaither
                                  ----------------------------------------------
                                  Name: William H. Gaither
                                  Title: President and Chief Executive Officer


                              By: /s/ Donald C. Roof
                                  ----------------------------------------------
                                  Name: Donald C. Roof
                                  Title: Sr. Vice President, Chief Financial
                                         Officer & Treasurer


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                              PHOENIX RACING, INC.,
                                   as a Subsidiary Guarantor


                              By:    /s/ William H. Gaither
                                  ----------------------------------------------
                                  Name:  William H. Gaither
                                  Title: President and Chief Executive Officer


                              By:    /s/ Donald C. Roof
                                  ----------------------------------------------
                                  Name:  Donald C. Roof
                                  Title: Sr. Vice President, Chief Financial
                                         Officer & Treasurer


                              CALIFORNIA TIRE COMPANY,
                                   as a Subsidiary Guarantor


                              By:    /s/ William H. Gaither
                                  ----------------------------------------------
                                  Name:  William H. Gaither
                                  Title: President and Chief Executive Officer


                              By:    /s/ Donald C. Roof
                                  ----------------------------------------------
                                  Name:  Donald C. Roof
                                  Title: Sr. Vice President, Chief Financial
                                         Officer & Treasurer


                              FIRST UNION NATIONAL BANK,
                                   as Trustee


                              By:    /s/ Shannon Schwartz
                                  ----------------------------------------------
                                  Name:  SHANNON SCHWARTZ
                                  Title: Assistant Vice President



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